EXHIBIT 23.1

Consent of Mintz & Partners LLP

                                                        MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form S-3 of our report, dated March 26, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Mintz & Partners LLP
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Toronto, Canada
July 12, 2004